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                                                                      EXHIBIT 21


                            SCHEDULE OF SUBSIDIARIES


Following is a list of the registrant's subsidiaries at February 28, 1999.


           State of Incorporation
           Name of Organization
           ----------------------
           West Coast Bank                          Oregon
           Centennial Funding Corp                  Washington
           ELD Inc.                                 Washington
           Totten, Inc                              Washington
           West Coast Trust                         Oregon



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